UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2017
(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(Zip Code)

(404) 995-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2017 Performance Measures Set for the LTI Plan and STI Plan
On January 18, 2017, the Compensation Committee of the Board of Directors (the “Board”) of Atlantic Capital Bancshares, Inc., pursuant to authority delegated to it by the Board, established performance goals under the Company’s Executive Officer Long-Term Incentive Plan (the “LTI Plan”) for the performance period running January 1, 2017 through December 31, 2019 (the “2019 Performance Period”) and the Atlantic Capital Bancshares, Inc. Executive Officer Short Term Incentive Plan (the “STI Plan”) for the performance period ending December 31, 2017. The Compensation Committee selected Douglas L. Williams, Patrick T. Oakes and D. Michael Kramer, in addition to other key employees, to participate in the LTI Plan and the STI Plan.
Performance goals established under the LTI Plan for the 2019 Performance Period include (i) three-year average operating income growth and (ii) three-year average net charge offs/average loans. Performance goals established under the STI Plan for 2017 are based on (i) corporate performance goals involving operating income, efficiency ratio, and non-performing assets/assets and (ii) certain business unit/departmental and individual performance objectives. For each of the plans, bonus opportunity is based upon achievement of the performance goals at threshold, target, superior and maximum performance levels (with interpolation between the levels), with bonus amounts ranging between 10% to 56.25% of base salary for executives other than Messrs. Williams and Kramer and between 15% to 84% of base salary for Messrs. Williams and Kramer. Any bonuses paid for the 2019 Performance Period under the LTI Plan will be paid out in Other Stock-Based Awards under the Company’s 2015 Stock Incentive Plan. Any bonus earned under the STI Plan for 2017 will be paid out in cash.
Effective March 1, 2017, the base salaries of our Chief Executive Officer, Chief Financial Officer and other named executive officer have been set as follows.
Officer                        Base Salary
Douglas L. Williams                $ 439,212
Chief Executive Officer
Patrick T. Oakes                $ 330,000
Chief Financial Officer
D. Michael Kramer                $ 407,265
President and Chief Operating Officer

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2017, the Board of Directors (the “Board”) of Atlantic Capital Bancshares, Inc. (the “Company”) amended the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), effective immediately. The revision to the Amended and Restated Bylaws amends the list of officers that may sign a stock certificate of the Company to include the Chief Executive Officer.

A copy of the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

3.1	Amended and Restated Bylaws of Atlantic Capital Bancshares, Inc., as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:    January 19, 2017
By: /s/ Patrick T. Oakes
Name: Patrick T. Oakes
Title:     Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

3.1	Amended and Restated Bylaws of Atlantic Capital Bancshares, Inc., as amended.